Exhibit 99.1
News Release
FOR IMMEDIATE RELEASE
Investor Contact:
Margaret Boyce
312-255-5784
margaret.boyce@diamondconsultants.com
Media Contact:
David Moon
312-255-4560
david.moon@diamondconsultants.com
DIAMOND DECLARES QUARTERLY DIVIDEND
Dividend of $0.07 per share payable in September
CHICAGO, August 20, 2009—Diamond Management & Technology Consultants, Inc. (NASDAQ: DTPI), a premier global management and technology consulting firm, today announced that its Board of Directors declared a quarterly dividend of $0.07 per share of common stock, payable on September 15, 2009 to shareholders of record at the close of business on September 1, 2009.
About Diamond
Diamond is a management and technology consulting firm. Recognizing that information and technology shape market dynamics, Diamond’s small teams of experts work across functional and organizational boundaries to improve growth and profitability. Since the greatest value in a strategy, and its highest risk, resides in its implementation, Diamond also provides proven execution capabilities. We deliver three critical elements to every project: fact-based objectivity, spirited collaboration, and sustainable results. Diamond is headquartered in Chicago, with offices in New York, Washington, D.C., Hartford, London and Mumbai. Diamond is publicly traded on the NASDAQ Global Select Market under the symbol “DTPI.” To learn more, visit www.diamondconsultants.com.